AMENDED AND RESTATED CONTRIBUTION AGREEMENT

                          By and Among

                      SEABOARD CORPORATION,

                        SOMERSET LIMITED,

        THE SHAREHOLDERS OF BOYAR INTERNATIONAL LIMITED,

                     BAARSMA'S HOLDING B.V.,

            BARING CENTRAL EUROPEAN INVESTMENTS B.V.

                               and

        EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT



                 Dated as of 29 December , 2000



           AMENDED AND RESTATED CONTRIBUTION AGREEMENT

This AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this "Agreement") is entered into on the "Closing Date" (as defined in Section 1.02(a)), by and among SEABOARD CORPORATION, a Delaware corporation ("Seaboard"), SOMERSET LIMITED, a Gibraltar holding company ("Rousse Holding"), the individuals listed on Exhibit K hereto (each, a "BI Holder" and collectively the "BI Holders"), BAARSMA'S HOLDING B.V., a limited liability company existing under the laws of the Netherlands ("Baarsma"), BARING CENTRAL EUROPEAN INVESTMENTS B.V., a company duly constituted under the laws of the Netherlands ("BCEF") (Baarsma and BCEF sometimes hereinafter referred to collectively as the "Other DB Shareholders" and, with the BI Holders and Rousse Holding, the "Contributors") and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT ("EBRD"). Certain capitalised terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Charter (as defined below). Certain capitalised terms used herein are defined in Exhibit D hereto.


                            RECITALS

WHEREAS, the Contributors intend to form a Luxembourg societe anonyme (the "Company"), pursuant to Articles of Incorporation in the form attached hereto as Exhibit A (the "Charter") and for that purpose entered into a Contribution Agreement dated as of October 10, 2000 (the "Original Agreement") which set out the terms and conditions upon which, amongst other things, the Contributors would contribute certain of their respective assets and liabilities to the Company in exchange for certain shares in the capital of the Company;

WHEREAS, pursuant to the Original Agreement the parties thereto agreed to negotiate with EBRD with a view to obtaining EBRD's agreement to, amongst other things, contributing the registered shares in the capital of DB (as defined below) owned by it to the Company in exchange for certain shares in the capital of the Company;

WHEREAS, the parties to the Original Agreement have agreed terms, which are satisfactory to each such party, with EBRD upon which the Company shall issue shares to EBRD and accordingly such parties desire to amend and restate the Original Agreement in its entirety as set out herein;

WHEREAS, pursuant to the Charter, the Company is authorised to issue Common Shares, Class A Preferred Shares, Class B Preferred Shares, and Class C Preferred Shares (each having the respective rights, preferences, privileges and restrictions set forth in the Charter);

WHEREAS, Seaboard and Vinprom Holdings LLC, a wholly owned subsidiary of Seaboard ("Vinprom"), together own 100% of the interests in Rousse Holding;

WHEREAS, Rousse Holding owns 328,398 shares of the capital stock of Vinprom Rousse, AD, a Bulgarian company (collectively with its subsidiaries, "Rousse"), and desires to contribute to the Company all of its assets and liabilities, including such Rousse capital stock (the "Rousse Shares"), a note payable by Seaboard in the principal amount of $10,400,000 (the "Seaboard Note"), and certain indebtedness, in exchange for Common Shares, Class B Preferred Shares and Class A Preferred Shares;

WHEREAS, BCEF owns 127,500 shares in the registered capital of Domaine Boyar AD, a Bulgarian company (collectively with its subsidiaries, "DB"), and desires to contribute all of its assets and liabilities, including the capital stock of DB that it owns, to the Company in exchange for Common Shares and Class B Preferred Shares;

WHEREAS, Baarsma owns 34,000 shares in the registered capital of DB, and desires to contribute all of such shares (together with the shares of DB owned by BCEF, the "DB Shares") to the Company in exchange for Common Shares and Class B Preferred Shares;

WHEREAS, the BI Holders own 100% of the issued share capital of Boyar International Limited, an English company (collectively with its subsidiaries (other than DB and DB's subsidiaries), "BI"), which in turn owns 238,000 shares in the registered capital of DB, and desire to contribute all of the issued share capital of BI (the "BI Shares") to the Company in exchange for Common Shares, Class B Preferred Shares, and $862,981 in immediately available funds; and

WHEREAS, EBRD owns 34,000 shares in the registered capital of DB, and desires to contribute to the Company all of such shares in exchange for Common Shares and Class B Preferred Shares, and, amongst other things, extend the maturity of a loan made by EBRD to DB.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



                           ARTICLE 1.
                FORMATION OF THE COMPANY; CLOSING


Section 1.01   Formation of the Company

As part of the Closing, and immediately after the execution and delivery hereof, the Contributors will cause the Company to be duly incorporated and organised under the laws of Luxembourg, pursuant to the Charter and any other organisational documents that they have mutually determined to be necessary and appropriate in connection with such organisation.

Section 1.02   Closing

     (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at a location in Luxembourg satisfactory to Rousse Holding, BCEF, EBRD and the BI Holders, or such other location as is satisfactory to them, simultaneously with the execution and delivery hereof, on December __, 2000 (the "Closing Date").

     (b) At the Closing, the Company shall issue to Rousse Holding the number of Common Shares, Class A Preferred Shares, and Class B Preferred Shares set forth with respect to Rousse Holding in the Charter, against transfer to the Company of all of Rousse Holdings' assets and liabilities, including (i) in consideration for such Common Shares and Class B Preferred Shares, execution and delivery to the Company by Rousse Holding of a stock certificate or certificates representing the Rousse Shares, duly endorsed in blank for transfer, and execution and delivery to the Company of an instrument transferring to the Company the indebtedness listed on Schedule 1.02(b) (the "Intercompany Debt"), which is indebtedness incurred by Rousse to Seaboard and its affiliates that has been transferred to Rousse Holding (it being agreed that part of such Common Shares and part of such Class B Preferred Shares are being issued for the Rousse Shares, and the remainder of such Common Shares and such Class B Preferred Shares are being issued for the Intercompany Debt, and that the relative portions of each correspond to the relative fair market values of the Rousse Shares and the Intercompany
          Debt), and (ii) in consideration for such Class A Preferred Shares, the transfer by Rousse Holding to the Company of the Seaboard Note. Immediately prior to the Closing, Samovar International Finance, Inc. ("SIF") sold the promissory note identified on Schedule 1.02(b) to the Company for $1000 (the "Sold Note").

     (c)  At the Closing, the parties (other than EBRD) will cause
          Rousse to pay, using funds generated by the payment at Closing of the Seaboard Note to the extent necessary, Rousse's indebtedness to Seaboard in the aggregate amount of $5,561,308.

     (d) At the Closing, the Company shall pay to the BI Holders (in the respective amounts set forth on Exhibit K) an aggregate of $862,981 in immediately available funds and issue to the BI Holders and each Other DB Shareholder the number of Common Shares and Class B Preferred Shares set forth with respect to them in the Charter, against execution and delivery to the Company by the BI Holders and the Other DB Shareholders of instruments transferring to the Company, in the case of the BI Holders, the BI Shares, in the case of BCEF, all of the assets and liabilities of BCEF, including the DB Shares owned by BCEF, and in the case of Baarsma, the DB Shares owned by it, subject only to the liens listed on Schedule 1.02(d) (the "EBRD Liens").

     (e) At the Closing, the Company shall issue to EBRD the number of Common Shares and Class B Preferred Shares set forth with respect to EBRD in the Charter, in consideration of execution and delivery to the Company by EBRD of a stock certificate or certificates representing the DB Shares, duly endorsed for transfer.

     (f) At the Closing, Seaboard shall pay the Seaboard Note in full, by wire transfer to the Company of $10,400,000.

     (g) At the Closing, the Company shall pay to the individuals listed on Exhibit K, the respective amounts listed on Exhibit K.


Section 1.03   Additional Transactions

On the Closing Date, (a) the Company shall issue the Company's authorised Class C Preferred Shares to the persons identified in the Charter, each of whom shall enter into an agreement in the form attached as Exhibit O hereto, (b) the Contributors shall cause BI to enter into agreements with those BI Holders listed on
Schedule 1.03(b), in the form attached as Exhibit M-1, evidencing BI's indebtedness to such BI Holders in the respective amounts shown on Schedule 1.03(b) (the "BI Shareholder Payment Agreements"), (c) the Contributors shall enter into a shareholders' agreement in the form attached as Exhibit E (the "Shareholders' Agreement" and, together with this Agreement and the agreements of which forms are attached as Exhibits C, M and O, the "Transaction Agreements"), and (d) the Contributors and EBRD shall cause the Company to enter into the Shareholders' Agreement. The parties, other than EBRD, shall cause the Company to use commercially reasonable efforts to cause the employees to whom Class C Preferred Shares have been issued to execute statements under section 83(b) of the Internal Revenue Code of 1986, as amended, for the Class C Preferred Shares received at Closing, and file them within thirty days after Closing with the Internal Revenue Service Center in Philadelphia, Pennsylvania.


                           ARTICLE 2.
           REPRESENTATIONS AND WARRANTIES REGARDING DB


The BI Holders and the Other DB Shareholders (sometimes hereinafter referred to individually as a "DB Contributor" and collectively as the "DB Contributors"), jointly and severally, represent and warrant to Rousse Holding and Seaboard as set forth below. For the purposes of this Article 2, a DB Contributor or DB is deemed to have "knowledge" of a matter if and only if at least one of the individuals listed next to its name on Exhibit G hereto has actual knowledge of such matter. Except as expressly set forth in this Agreement, no representation or warranty is made with respect to DB or its property, assets or stock. For purposes of this Article 2, "Subsidiary" means each legal entity in which DB has an equity interest, each of which is listed on
Schedule 2.01, and, unless the context otherwise requires, each reference to DB is to DB and each of the Subsidiaries. For purposes of this Article 2, "Material Adverse Effect" means a material, adverse effect on DB's and the Subsidiaries' financial condition, results of operation, or business as now conducted, considered as a whole.

Section 2.01   Organisation; Authority

DB is duly organised, validly existing and in good standing under the laws of Bulgaria, and has all requisite organisational power and authority to carry on its business as currently conducted. Each Subsidiary is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation, and has all requisite organisational power and authority to carry on its business as currently conducted. DB is qualified to do business in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The governing instruments of DB are listed on Schedule 2.01, and complete and correct copies of the same have been provided to Rousse Holding and Seaboard, the receipt of which is hereby acknowledged.

Section 2.02   Capital Shares

The  registered shares in the capital of DB are as set  forth  on
Schedule 2.02, and all of the registered shares in the capital of DB are owned by the persons, and in the amounts, set forth on
Schedule 2.02, and the capital contributions in respect of such shares have been fully paid. There are no subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any shares in the registered capital of DB authorised or outstanding. Except as set forth on Schedule 2.02, DB does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right. Immediately following the Closing, the Company will own, directly or indirectly, all of the registered shares in the capital of DB.

Section 2.03   Consents; No Violation

Except as identified on Schedule 2.03, no consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by DB in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby, if the failure to obtain such consent, authorisation, or approval, or to make such filing or registration, would have a Material Adverse Effect. Except as identified on Schedule 2.03, the execution, delivery and performance of this Agreement do not and will not, with or without the giving of notice, lapse of time, or both, (a) violate, conflict with, or constitute a default under any term or condition of, (i) the organisational documents of DB, or (ii) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to DB, or any agreement, contract, mortgage, indenture, lease or other arrangement to which DB is a party or by which DB is bound or to which any of the assets of DB are subject, or (b) result in the creation of any lien or encumbrance upon any of the assets of DB, if such violation, conflict, default, lien or encumbrance would have a Material Adverse Effect.

Section 2.04   Compliance with Laws

DB is and has been in compliance with all laws, regulations and orders applicable to it, its business, assets, properties and operations, if the failure to so comply would have a Material Adverse Effect. Except as set forth on Schedule 2.04, DB has not been cited, fined or otherwise notified in writing of any asserted past or present failure to comply with any laws, regulations or orders that has not been paid or cured, and no proceeding with respect to any such violation is pending, or to the knowledge of the DB Contributors or DB, threatened. DB possesses all licenses and all governmental or official approvals, permits or authorisations required for its business and operations as currently conducted, if the failure to do so would have a Material Adverse Effect.

Section 2.05   Litigation

Except as set forth on Schedule 2.05, there is no action, suit, investigation or proceeding pending or, to the knowledge of the DB Contributors or DB, threatened against, involving or affecting DB or any of its properties, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against DB. Except as set forth on Schedule 2.05, DB is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by DB currently pending or that DB intends to initiate.

Section 2.06   Title to Property and Assets

DB has good and marketable title to the properties and assets reflected in the DB Financial Statements as owned by it, free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for the "Permitted Encumbrances" set forth on Schedule 2.06. With respect to the property and assets that it leases, DB has valid leasehold interests in such property and assets and is in compliance with such leases.

Section 2.07   Material Contracts

Schedule 2.07 sets forth an accurate, correct and complete list of all contracts, instruments, commitments, agreements, arrangements and understandings, including all amendments and supplements thereto, to which DB is a party or is bound, or by which any of the assets of DB is subject or bound, that (i) are material to the business, operations, assets, liabilities, or condition (financial or otherwise) of DB, or (ii) otherwise involve any of the following types of contracts (the items in (i) and (ii) being collectively referred to herein as the "DB Material Contracts"):

     (a) all raw material supply contracts and any other purchase orders, agreements or contracts for the purchase of any materials or services (including utilities) involving an amount in excess of $50,000 or that were not entered into in the ordinary course of business;

     (b) any sales, license, service or distribution agreements and contracts, open purchase orders or similar commitments providing for sales of products in an amount in excess of $50,000;

     (c)  all real property leases;

     (d) all machinery leases, equipment leases and other personal property leases involving payment obligations over the term of the lease in excess of $100,000;

     (e) all agreements and contracts containing requirements provisions involving amounts greater than $200,000;

     (f) all agreements and contracts with a duration of one year or more and not cancellable without penalty on 30 days or less notice involving amounts greater than $100,000;

     (g)  all agreements and contracts for insurance;

     (h)  all agreements and contracts with any governmental entities;

     (i) all agreements and contracts not to compete or otherwise restricting activities; and

     (j) all agreements and contracts containing a provision to indemnify any party or assume any tax, environmental or other liability.

Except as set forth on Schedule 2.07, all DB Material Contracts are valid, binding and enforceable against DB and, to the knowledge of the DB Contributors and DB, the other parties thereto, in accordance with their terms and are in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, and neither DB, nor, to the knowledge of the DB Contributors and DB, any other party to any DB Material Contract, is in breach of, violation of, or in default under the terms of any such DB Material Contract, if such breach, violation or default would have a Material Adverse Effect. Except as set forth on Schedule 2.07, no event has occurred that with notice or passage of time or both would be likely to result in a breach of, violation of, or default under, the terms of any DB Material Contract, if such breach, violation or default would have a Material Adverse Effect. None of the existing rights of DB under any DB Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by DB after the Closing Date without the consent or agreement of any other party, including any existing rights to renew the applicable DB Material Contract.

Section 2.08   Employment Matters

Except as set forth on Schedule 2.08, to the knowledge of the DB Contributors and DB, none of the officers, directors, and key employees of DB is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her reasonable commercial efforts to promote the interests of DB and the Company, or that would conflict with the business of DB or the Company. Except as set forth on Schedule 2.08, DB is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 calendar months prior to the date hereof to organise any employees of DB into one or more collective bargaining units. There is no pending or, to the knowledge of the DB Contributors and DB, threatened labor dispute, strike or work stoppage that would have a Material Adverse Effect. Neither DB nor any agent, representative or employee thereof has committed any unfair labor practice as defined under applicable law that would have a Material Adverse Effect. Except as set forth on Schedule 2.08, to the knowledge of the DB Contributors and DB, no executive or key employee or group of key employees has any plans to terminate his, her or their employment with DB as a result of the transactions contemplated hereby or otherwise. DB has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, if the failure to do so would have a Material Adverse Effect.

Section 2.09   Employee Plans

Schedule 2.09 lists all employee benefit plans and all severance, bonus, retirement, pension, profit-sharing, deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employee or compensation agreements, written or otherwise, for the benefit of, or relating to, any employee of DB (collectively, "DB Employee Plans"). Neither DB nor any of its officers or directors has taken any action, directly or indirectly, to obligate DB or the Company to adopt any additional DB Employee Plans. DB has complied in all material respects with all terms and conditions of the DB
Employee  Plans,  if the failure to do so would have  a  Material
Adverse Effect.

Section 2.10   Inventory

All of the inventory of DB reflected on the DB Unaudited Financial Statements (as defined in Section 2.14) is in existence and is owned by DB, except for inventory sold (i) in the ordinary course of business consistent with past practices, or (ii) pursuant to contracts disclosed in Schedule 2.07.

Section 2.11   Receivables

All of the DB Receivables (as defined below) reflected on the DB Unaudited Financial Statements have been established in accordance with UK GAAP (as defined in Section 3.14), are valid and legally binding obligations of the obligor, represent bona fide transactions and arose in the ordinary course of business of DB. "DB Receivables" means all receivables of DB, including all trade account receivables, receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

Section 2.12   Intellectual Property

Schedule 2.12 sets forth all patents, trademarks (registered or unregistered), service marks, trade names or brand names, company names, registered domain names, copyright registrations and any applications for any of the foregoing or any licenses granted by or to DB with respect to any of the foregoing (collectively, the "DB Intellectual Property Rights"). Except as set forth on
Schedule 2.12, DB (a) has, or has the legal enforceable right to use, all of the DB Intellectual Property Rights, if the failure to do so would have a Material Adverse Effect, and (b) has not received any written notice asserting that it is infringing any proprietary rights of any third party.

Section 2.13   Taxes

Except as set forth on Schedule 2.13, DB has accurately prepared and timely filed all tax returns and reports required by law to be filed by it, has paid or made provision for the payment of all DB Taxes (as defined below) shown to be due and adequate provision have been made and are reflected in the DB Financial Statements (as defined in Section 2.14) for all current DB Taxes and other charges to which DB is subject and that are not currently due and payable. To the knowledge of the DB Contributors and DB, such returns are true and correct in all material respects. There are no additional assessments or adjustments pending or, to the knowledge of the DB Contributors and DB, threatened against DB (or any of its predecessors) for any period, nor any basis for any such assessment or adjustment. As used herein "DB Taxes" means all national, federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, estimated, excise, fees, franchise, gains,
goods   and  services,  gross  income,  gross  receipts,  income,
intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, severance, sewer, social security, stamp, transfer, transfer gains, unemployment, use, value added, water, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding any tax returns filed by DB and any interest in respect of such additions, fines or penalties.

Section 2.14   Financial Statements

Prior to the execution and delivery of the Original Agreement, DB delivered to Seaboard and Rousse Holding an audited balance sheet as of March 31, 2000 and the related audited statements of income, shareholders' equity and cash flows for the 12 month period ended March 31, 2000 for DB (the "DB Audited Financial Statements"). DB has delivered to Seaboard and Rousse Holding an unaudited balance sheet as of October 31, 2000, and the related unaudited statement of income for the seven month period ended October 31, 2000, for DB (the "DB Unaudited Financial Statements," and together with the DB Audited Financial Statements, the "DB Financial Statements"). The DB Financial Statements are complete and correct in all material respects, are consistent with the books and records of DB, fairly present, in all material respects, the financial position and results of operations of DB, as of the dates and for the periods indicated, and have been prepared in all material respects in accordance with UK GAAP applied on a consistent basis throughout the periods indicated; provided, however, that no representation is made in this Section 2.14 regarding accounts receivable or inventory, as to which the only representations are those made in Sections 2.10 and 2.11. Except as set forth in the DB Financial Statements, DB has no material liabilities, contingent or otherwise, that are required, in accordance with UK GAAP, consistently applied, to be reflected on the DB Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to October 31, 2000, which are not in the aggregate material.

Section 2.15   Absence of Changes

     (a) Since the date of the DB Unaudited Financial Statements, there has been no change in the business, assets, liabilities, condition (financial or otherwise), net worth, results of operations or prospects of DB that would have a Material Adverse Effect.

     (b) Except for the transactions contemplated hereby, which, for the avoidance of doubt, shall include entry into the EBRD Loan Amending Agreement in the form set forth in Exhibit F (the "EBRD Loan Amending Agreement") and the transactions contemplated thereby, since the date of the DB Unaudited Financial Statements there has not been:

          (i) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

          (ii) any waiver by DB of a valuable right or of a material debt owed to it;

          (iii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by DB, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of DB (as such business is presently conducted);

          (iv) any material change or amendment to a material contract or arrangement by which DB or any of its assets or properties is bound or subject;

          (v) receipt of notice that there has been a loss of, or material order cancellation by, any customer of DB accounting for 15% or more of DB's revenue in the 12 month period ending October 31, 2000;

          (vi) any mortgage, pledge, transfer of a security interest in, or lien, created by DB, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

          (vii) the acquisition or disposition of any material asset of DB or any material debt incurred, disposed of or retired by DB.

Section 2.16   No Misrepresentations

The  representations and warranties set forth in this  Article  2 and the Schedules thereto contain no untrue statement of a material fact and do not omit to state a material fact necessary in order to make the representations and warranties made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the DB Contributors and DB, there has been disclosed to Rousse Holding and Seaboard, pursuant to this Agreement or otherwise, all facts and circumstances that are material to DB's financial condition, results of operation, and business as now conducted, taken as a whole.


                           ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES REGARDING BI


The BI Holders, jointly and severally, represent and warrant to Rousse Holding, Seaboard, EBRD and the Other DB Shareholders as set forth below. For the purposes of this Article 3, a BI Holder or BI is deemed to have "knowledge" of a matter if and only if at least one of the individuals listed next to its name on Exhibit G hereto has actual knowledge of such matter. Except as expressly set forth in this Agreement, no representation or warranty is made with respect to BI or its property, assets or stock. For purposes of this Article 3, "Subsidiary" means each legal entity in which BI has an equity interest (other than DB and DB's subsidiaries), each of which is listed on Schedule 3.01, and, unless the context otherwise requires, each reference to BI is to BI and each of the Subsidiaries. For purposes of this Article 3, "Material Adverse Effect" means a material, adverse effect on BI's financial condition, results of operation, or business as now conducted, considered as a whole.

Section 3.01   Organisation; Authority

BI is a company incorporated under the laws of England and Wales, and has all requisite organisational power and authority to carry on its business as currently conducted. Each Subsidiary is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation, and has all requisite organisational power and authority to carry on its business as currently conducted. BI is qualified to do business in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The governing instruments of BI are listed on Schedule 3.01, and complete and correct copies of the same have been provided to Rousse Holding, Seaboard, EBRD and the Other DB Shareholders, the receipt of which is hereby acknowledged.

Section 3.02   Ownership of Capital Shares

The authorised and issued share capital of BI is as set forth  on
Schedule 3.02, and all of the issued shares of BI are owned by the BI Holders, in the respective amounts shown on Schedule 3.02. Except as set forth in Schedule 3.02, there are no subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any shares of BI authorised or outstanding. BI does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right. Immediately following the Closing, the Company will own all of the issued shares of BI.

Section 3.03   Consents; No Violation

Except as identified on Schedule 3.03, no consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by BI in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby, if the failure to obtain such consent, authorisation, or approval, or to make such filing or registration, would have a Material Adverse Effect. Except as identified on Schedule 3.03, the execution, delivery and performance of this Agreement do not and will not, with or without the giving of notice, lapse of time, or both, (a) violate, conflict with, or constitute a default under any term or condition of, (i) the organisational documents of BI, or (ii) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to BI, or any agreement, contract, mortgage, indenture, lease or other arrangement to which BI is a party or by which BI is bound or to which any of the assets of BI are subject, or (b) result in the creation of any lien or encumbrance upon any of the assets of BI, if such violation, conflict, default, lien or encumbrance would have a Material Adverse Effect.

Section 3.04   Compliance with Laws

BI is and has been in compliance with all laws, regulations and orders applicable to it, its business, assets, properties and operations, if the failure to so comply would have a Material Adverse Effect. Except as set forth on Schedule 3.04, BI has not been cited, fined or otherwise notified in writing of any asserted past or present failure to comply with any laws, regulations or orders that has not been paid or cured, and no proceeding with respect to any such violation is pending, or to the knowledge of the BI Holders or BI, threatened. BI possesses all licenses and all governmental or official approvals, permits or authorisations required for its business and operations as currently conducted, if the failure to do so would have a Material Adverse Effect.

Section 3.05   Litigation

Except as set forth on Schedule 3.05, there is no action, suit, investigation or proceeding pending or, to the knowledge of the BI Holders or BI, threatened against, involving or affecting BI or any of its properties, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BI. Except as set forth on Schedule 3.05, BI is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by BI currently pending or that BI intends to initiate.

Section 3.06   Title to Property and Assets

BI has good and marketable title to the properties and assets reflected in the BI Financial Statements as owned by it, free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for the "Permitted Encumbrances" set forth on Schedule 3.06. With respect to the property and assets that it leases, BI has valid leasehold interests in such property and assets and is in compliance with such leases.

Section 3.07   Material Contracts

Schedule 3.07 sets forth an accurate, correct and complete list of all contracts, instruments, commitments, agreements, arrangements and understandings, including all amendments and supplements thereto, to which BI is a party or is bound, or by which any of the assets of BI is subject or bound, that (i) are material to the business, operations, assets, liabilities, or condition (financial or otherwise) of BI, or (ii) otherwise involve any of the following types of contracts (the items in (i) and (ii) being collectively referred to herein as the "BI Material Contracts"):

     (a) all raw material supply contracts and any other purchase orders, agreements or contracts for the purchase of any materials or services (including utilities) involving an amount in excess of $50,000 or that were not entered into in the ordinary course of business;

     (b) any sales, license, service or distribution agreements and contracts, open purchase orders or similar commitments providing for sales of products in an amount in excess of $50,000;

     (c)  all real property leases;

     (d) all machinery leases, equipment leases and other personal property leases involving payment obligations over the term of the lease in excess of $100,000;

     (e) all agreements and contracts containing requirements provisions involving amounts greater than $200,000;

     (f) all agreements and contracts with a duration of one year or more and not cancellable without penalty on 30 days or less notice involving amounts greater than $100,000;

     (g)  all agreements and contracts for insurance;

     (h)  all agreements and contracts with any governmental entities;

     (i) all agreements and contracts not to compete or otherwise restricting activities; and

     (j) all agreements and contracts containing a provision to indemnify any party or assume any tax, environmental or other liability.

Except as set forth in Schedule 3.07, all BI Material Contracts are valid, binding and enforceable against BI and, to the knowledge of the BI Holders and BI, the other parties thereto, in accordance with their terms and are in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, and neither BI, nor, to the knowledge of the BI Holders and BI, any other party to any BI Material Contract, is in breach of, violation of, or in default under the terms of any such BI Material Contract, if such breach, violation or default would have a Material Adverse Effect. Except as set forth on Schedule 3.07, no event has occurred that with notice or passage of time or both would be likely to result in a breach of, violation of, or default under, the terms of any BI Material Contract, if such breach, violation or default would have a Material Adverse Effect. None of the existing rights of BI under any BI Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by BI after the Closing Date without the consent or agreement of any other party, including any existing rights to renew the applicable BI Material Contract.

Section 3.08   Employment Matters

Except as set forth on Schedule 3.08, to the knowledge of the BI Holders and BI, none of the officers, directors, and key employees  of  BI  is  obligated under  any  contract  (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her reasonable commercial efforts to promote the interests of BI and the Company, or that would conflict with the business of BI or the Company. Except as set forth on Schedule 3.08, BI is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 calendar months prior to the date hereof to organise any employees of BI into one or more collective bargaining units. There is no pending or, to the knowledge of the BI Holders and BI, threatened labor dispute, strike or work stoppage that would have a Material Adverse Effect. Neither BI nor any agent, representative or employee thereof has committed any unfair labor practice as defined under applicable law that would have a Material Adverse Effect. Except as set forth on
Schedule 3.08, to the knowledge of the BI Holders and BI, no executive or key employee or group of key employees has any plans to terminate his, her or their employment with BI as a result of the transactions contemplated hereby or otherwise. BI has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, if the failure to do so would have a Material Adverse Effect.

Section 3.09   Employee Plans

Schedule 3.09 lists all employee benefit plans and all severance, bonus, retirement, pension, profit-sharing, deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employee or compensation agreements, written or otherwise, for the benefit of, or relating to, any employee of BI (collectively, "BI Employee Plans"). Neither BI nor any of its officers or directors has taken any action, directly or indirectly, to obligate BI or the Company to adopt any additional BI Employee Plans. BI has complied in all material respects with all terms and conditions of the BI
Employee  Plans,  if the failure to do so would have  a  Material
Adverse Effect.

Section 3.10   Inventory

All of the inventory of BI reflected on the BI Audited Financial Statements (as defined in Section 3.14) is in existence and is owned by BI, except for inventory sold (i) in the ordinary course of business consistent with past practices, or (ii) pursuant to contracts disclosed in Schedule 3.07.

Section 3.11   Receivables

All of the BI Receivables (as defined below) reflected on the BI Audited Financial Statements have been established in accordance with UK GAAP, are valid and legally binding obligations of the obligor, represent bona fide transactions and arose in the ordinary course of business of BI. "BI Receivables" means all receivables of BI, including all trade account receivables, receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

Section 3.12   Intellectual Property

Schedule 3.12 sets forth all patents, trademarks (registered or unregistered), service marks, trade names or brand names, company names, registered domain names, copyright registrations and any applications for any of the foregoing or any licenses granted by or to BI with respect to any of the foregoing (collectively, the "BI Intellectual Property Rights"). Except as set forth on
Schedule 3.12, BI (a) has, or has the legal enforceable right to use, all of the BI Intellectual Property Rights, if the failure to do so would have a Material Adverse Effect, and (b) has not received any written notice asserting that it is infringing any proprietary rights of any third party.

Section 3.13   Taxes

Except as set forth on Schedule 3.13, BI has accurately prepared and timely filed all tax returns and reports required by law to be filed by it, has paid or made provision for the payment of all BI Taxes (as defined below) shown to be due and adequate provision have been made and are reflected in the BI Financial Statements for all current BI Taxes and other charges to which BI is subject and that are not currently due and payable. To the knowledge of the BI Holders and BI, such returns are true and correct in all material respects. There are no additional assessments or adjustments pending or, to the knowledge of the BI Holders and BI, threatened against BI (or any of its predecessors) for any period, nor any basis for any such assessment or adjustment. As used herein "BI Taxes" means all national, federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, estimated, excise, fees, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, severance, sewer, social security, stamp, transfer, transfer gains, unemployment, use, value added, water, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding any tax returns filed by BI and any interest in respect of such additions, fines or penalties.

Section 3.14   Financial Statements

At the Closing, the BI Holders have delivered to the other Contributors and to EBRD an audited balance sheet as of March 31, 2000 and the related audited statements of income, shareholders' equity and cash flows for the 12 month period ended March 31, 2000, for BI (the "BI Audited Financial Statements"). The BI Holders have delivered to Seaboard, Rousse Holding, BCEF and EBRD an unaudited and unconsolidated balance sheet as of October 31, 2000, and the related unaudited and unconsolidated statement of income for the seven month period ended October 31, 2000, for BI (the "BI Unaudited Financial Statements," and together with the BI Audited Financial Statements, the "BI Financial Statements"). The BI Financial Statements are complete and correct in all material respects, are consistent with the books and records of BI, fairly present, in all material respects, the financial position and results of operations of BI, as of the dates and for the periods indicated, and have been prepared in all material respects in accordance with accounting principles generally acceptable in the United Kingdom ("UK GAAP") applied on a consistent basis throughout the periods indicated; provided, however, that no representation is made in this Section 3.14 regarding accounts receivable or inventory, as to which the only representations are those made in Sections 3.10 and 3.11. Except as set forth in the BI Financial Statements, BI has no material liabilities, contingent or otherwise, that are required, in accordance with UK GAAP, consistently applied, to be reflected on the BI Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2000, which are not in the aggregate material.

Section 3.15   Absence of Changes

     (a) Since the date of the BI Audited Financial Statements, there has been no change in the business, assets, liabilities, condition (financial or otherwise), net worth, results of operations or prospects of BI that would have a Material Adverse Effect.

     (b) Except for the transactions contemplated hereby, which for the avoidance of doubt shall include entry into the EBRD Loan Amending Agreement and the transactions contemplated thereby, since the date of the BI Audited Financial Statements there has not been:

          (i) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

          (ii) any waiver by BI of a valuable right or of a material debt owed to it;

          (iii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by BI, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of BI (as such business is presently conducted);

          (iv) any material change or amendment to a material contract or arrangement by which BI or any of its assets or properties is bound or subject;

          (v) receipt of notice that there has been a loss of, or material order cancellation by, any customer of BI accounting for 15% or more of BI's revenue in the 12 month period ending March 31, 2000;

          (vi) any mortgage, pledge, transfer of a security interest in, or lien, created by BI, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

          (vii) the acquisition or disposition of any material asset of BI or any material debt incurred, disposed of or retired by BI.

Section 3.16   No Misrepresentations

The  representations and warranties set forth in this  Article  3 and the schedules thereto contain no untrue statement of a material fact and do not omit to state a material fact necessary in order to make the representations and warranties made therein, in the light of the circumstances under which they were made therein, not misleading. To the knowledge of the BI Holders and BI, there has been disclosed to Rousse Holding, Seaboard, EBRD and the Other DB Shareholders, pursuant to this Agreement or otherwise, all facts and circumstances that are material to BI's financial condition, results of operation, and business as now conducted, taken as a whole.


                           ARTICLE 4.
         REPRESENTATIONS AND WARRANTIES REGARDING ROUSSE


Rousse Holding and Seaboard each represents and warrants to the BI Holders, EBRD and the Other DB Shareholders as set forth below. For the purposes of this Section 4, Rousse Holding, Seaboard or Rousse is deemed to have "knowledge" of a matter if and only if at least one of the individuals listed next to its name on Exhibit G hereto has actual knowledge of such matter. Except as expressly set forth in this Agreement, no representation or warranty is made with respect to Rousse or its property, assets or stock. For purposes of this Article 4, "Subsidiary" means each legal entity in which Rousse has an equity interest, each of which is listed on Schedule 4.01, and, unless the context otherwise requires, each reference to Rousse is to Rousse and each of the Subsidiaries. For purposes of this
Article 4, "Material Adverse Effect" means a material, adverse effect on Rousse's financial condition, results of operation, or business as now conducted, considered as a whole.

Section 4.01   Organisation; Authority

Rousse is duly organised, validly existing and in good standing under the laws of Bulgaria, and has all requisite organisational power and authority to carry on its business as currently conducted. Each Subsidiary is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation, and has all requisite organisational power and authority to carry on its business as currently conducted. Rousse is qualified to do business in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The governing instruments of Rousse are listed on
Schedule 4.01, and complete and correct copies of the same have been provided to the BI Holders, EBRD and each Other DB Shareholder the receipt of which is hereby acknowledged.

Section 4.02   Ownership of Capital Shares

The  registered  share  capital of Rousse  is  as  set  forth  on
Schedule 4.02, and (except for 13,684 shares held by the State of Bulgaria) all of the registered shares in the capital of Rousse are owned by Rousse Holding, and the capital contributions in respect of such shares have been fully paid. There are no subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any shares in the registered capital of Rousse authorised or outstanding. Rousse has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right. Immediately following the Closing, the Company will own 328,398 registered shares in the capital of Rousse, representing approximately ninety-six percent (96%) of the registered shares in the capital of Rousse.

Section 4.03   Consents; No Violation

Except as identified on Schedule 4.03, no consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by Rousse in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby, if the failure to obtain such consent, authorisation, or approval, or to make such filing or registration, would have a Material Adverse Effect. Except as identified on Schedule 4.03, the execution, delivery and performance of this Agreement do not and will not, with or without the giving of notice, lapse of time, or both, (a) violate, conflict with, or constitute a default under any term or condition of, (i) the organisational documents of Rousse, or (ii) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Rousse, or any agreement, contract, mortgage, indenture, lease or other arrangement to which Rousse is a party or by which Rousse is bound or to which any of the assets of Rousse are subject, or (b) result in the creation of any lien or encumbrance upon any of the assets of Rousse, if such violation, conflict, default, lien or encumbrance would have a Material Adverse Effect.

Section 4.04   Compliance with Laws

Rousse is and has been in compliance with all laws, regulations and orders applicable to it, its business, assets, properties and operations, if the failure to so comply would have a Material Adverse Effect. Except as set forth on Schedule 4.04, Rousse has not been cited, fined or otherwise notified in writing of any asserted past or present failure to comply with any laws, regulations or orders that has not been paid or cured, and no proceeding with respect to any such violation is pending, or to the knowledge of Rousse Holding or Rousse, threatened. Rousse possesses all licenses and all governmental or official approvals, permits or authorisations required for its business and operations as currently conducted, if the failure to do so would have a Material Adverse Effect.

Section 4.05   Litigation

Except as set forth on Schedule 4.05, there is no action, suit, investigation or proceeding pending or, to the knowledge of Rousse or Rousse Holding threatened against, involving or affecting Rousse or any of its properties, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Rousse. Except as set forth on
Schedule 4.05, Rousse is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on
Schedule 4.05, there is no action, suit, proceeding or investigation by Rousse currently pending or that Rousse intends to initiate.

Section 4.06   Title to Property and Assets

Rousse has good and marketable title to the properties and assets reflected m the Rousse Financial Statements as owned by it, free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for the "Permitted Encumbrances" set forth on Schedule 4.06. With respect to the property and assets it leases, Rousse has a valid leasehold interest in such property and assets and is in compliance with such leases. Notwithstanding the foregoing, no representation or warranty is made in this Agreement with respect to Korten.



Section 4.07   Material Contracts

Schedule 4.07 sets forth an accurate, correct and complete list of all contracts, instruments, commitments, agreements, arrangements and understandings, including all amendments and supplements thereto, to which Rousse is a party or is bound, or by which any of the assets of Rousse is subject or bound, that
(i) are material to the business, operations, assets, liabilities, or condition (financial or otherwise) of Rousse, or
(ii) which otherwise involve any of the following types of contracts (the items in (i) and (ii) being collectively referred to herein as the "Rousse Material Contracts"):

     (a) all raw material supply contracts and any other purchase orders, agreements or contracts for the purchase of any materials or services (including utilities) involving an amount in excess of $50,000 or that were not entered into in the ordinary course of business;

     (b) any sales, license, service or distribution agreements and contracts, open purchase orders or similar commitments providing for sales of products in an amount in excess of $50,000;

     (c)  all real property leases;

     (d) all machinery leases, equipment leases and other personal property leases involving payment obligations over the term of the lease in excess of $100,000;

     (e) all agreements and contracts containing requirements provisions involving amounts greater than $200,000;

     (f) all agreements and contracts with a duration of one year or more and not without penalty on 30 days or less notice involving amounts greater than $100,000;

     (g)  all agreements and contracts for insurance;

     (h)  all agreements and contracts with any governmental entities;

     (i) all agreements and contracts not to compete or otherwise restricting activities; and

     (j) all agreements and contracts containing a provision to indemnify any party or assume any tax, environmental or other liability.

Except as set forth on Schedule 4.07, all Rousse Material Contracts are valid, binding and enforceable against Rousse, and, to the knowledge of Rousse Holding and Rousse, the other parties thereto, in accordance with their terms and are in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, and neither Rousse, nor, to the knowledge of Rousse Holding and Rousse, any other party to any Rousse Material Contract, is in breach of, violation of, or in default under the terms of any such Rousse Material Contract, if such breach, violation or default would have a Material Adverse Effect. Except as set forth on Schedule 4.07, no event has occurred that with notice or passage of time or both would be likely to result in a breach of, violation of, or default under, the terms of any Rousse Material Contract, if such breach, violation or default would have a Material Adverse Effect. None of the existing rights of Rousse under any Rousse Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by Rousse after the Closing Date without the consent or agreement of any other party, including any existing rights to renew the applicable Rousse Material Contract.

Section 4.08   Employment Matters

Except as set forth on Schedule 4.08, to the knowledge of Rousse Holding and Rousse, none of the officers, directors, and key employees of Rousse is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her reasonable commercial efforts to promote the interests of Rousse and the Company, or that would conflict with the business of Rousse and the Company. Except as set forth on Schedule 4.08, Rousse is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 calendar months prior to the date hereof to organise any employees of Rousse into one or more collective bargaining units. There is no pending or, to the knowledge of Rousse Holding and Rousse, threatened labor dispute, strike or work stoppage that would have a Material Adverse Effect. Neither Rousse, nor any agent, representative or employee thereof has committed any unfair labor practice as defined under applicable law that would have a Material Adverse Effect. Except as set forth on Schedule 4.08, to the knowledge of Rousse Holding and Rousse, no executive or key employee or group of key employees has any plans to terminate his, her or their employment with Rousse as a result of the transactions contemplated hereby or otherwise. Rousse has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, if the failure to do so would have a Material Adverse Effect.

Section 4.09   Employee Plans

Schedule 4.09 lists all employee benefit plans and all severance, bonus, retirement, pension, profit-sharing, deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employee or compensation agreements, written or otherwise, for the benefit of, or relating to, any employee of Rousse (collectively, "Rousse Employee Plans"). Neither Rousse nor any of its officers or directors has taken any action, directly or indirectly, to obligate Rousse or the Company to adopt any additional Rousse Employee Plans. Rousse has complied in all material respects with all terms and conditions of the Rousse Employee Plans, if the failure to do so would have a Material Adverse Effect.

Section 4.10   Inventory

All of the inventory of Rousse reflected on the Rousse Unaudited Financial Statements (as defined in Section 4.14) is in existence and is owned by Rousse, except for inventory sold (i) in the ordinary course of business consistent with past practice, or
(ii) pursuant to contracts disclosed in Schedule 4.07.

Section 4.11   Receivables

All of the Rousse Receivables (as defined below) reflected on the Rousse Unaudited Financial Statements have been established in accordance with International Accounting Standards ("IAS"), are valid and legally binding obligations of the obligor, represent bona fide transactions and arose in the ordinary course of business of Rousse. "Rousse Receivables" means all receivables of Rousse, including all trade account receivables, receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

Section 4.12   Intellectual Property

Schedule 4.12 sets forth all patents, trademarks (registered or unregistered), service marks, trade names or brand names, company names, registered domain names, copyright registrations and any applications for any of the foregoing or any licenses granted by or to Rousse with respect to any of the foregoing (collectively, the "Rousse Intellectual Property Rights"). Except as set forth on Schedule 4.12, Rousse (a) has, or has the legal enforceable right to use, all of the Rousse Intellectual Property Rights, if the failure to do so would have a Material Adverse Effect, and
(b) has not received any written notice asserting that it is infringing any proprietary rights of any third party.

Section 4.13   Taxes

Except as set forth on Schedule 4.13, Rousse has accurately prepared and timely filed all tax returns and reports required by law to be filed by it, has paid or made provision for the payment of all Rousse Taxes (as defined below) shown to be due and adequate provision have been made and are reflected in the Rousse Financial Statements (as defined in Section 4.14) for all current Rousse Taxes and other charges to which Rousse is subject and that are not currently due and payable. To the knowledge of Rousse Holding and Rousse, such returns are true and correct in all material respects. Except as set forth on Schedule 4.13, to the knowledge of Rousse Holding and Rousse, there are no additional assessments or adjustments pending or threatened against Rousse (or any of its predecessors) for any period, nor to the knowledge of Rousse Holding and Rousse, any basis for any such assessment or adjustment. As used herein "Rousse Taxes" means all national, federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, estimated, excise, fees, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, severance, sewer, social security, stamp, transfer, transfer gains, unemployment, use, value added, water, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding any tax returns filed by Rousse and any interest in respect of such additions, fines or penalties.

Section 4.14   Financial Statements

Rousse Holding has delivered to each other Contributor and to EBRD an audited balance sheet as of December 31, 1999, and the related audited statements of income, shareholder's equity and cash flows for the 12 month period ended December 31, 1999, for Rousse (the "Rousse Audited Financial Statements"). Rousse Holding has delivered to each other Contributor and to EBRD an unaudited balance sheet as of October 31, 2000, and the related unaudited statement of income, for the seven month period ended October 31, 2000, for Rousse (the "Rousse Unaudited Financial
Statements," and together with the Rousse Audited Financial Statements, the "Rousse Financial Statements"). The Rousse Financial Statements are complete and correct in all material respects, are consistent with the books and records of Rousse, fairly present, in all material respects, the financial position and results of operations of Rousse as of the dates and for the periods indicated and have been prepared in all material respects in accordance with IAS applied on a consistent basis throughout the periods indicated; provided, however, that no representation is made in this Section 4.14 regarding accounts receivable or inventory, as to which the only representations are those made in Sections 4.10 and 4.11. Except as set forth in the Rousse Financial Statements, Rousse has no material liabilities, contingent or otherwise, that are required, in accordance with IAS, consistently applied, to be reflected on the Rousse Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to October 31, 2000, which are not in the aggregate material.

Section 4.15   Absence of Changes

     (a) Since the date of the Rousse Unaudited Financial Statements, there has been no change in the business, assets, liabilities, condition (financial or otherwise), net worth, results of operations or prospects of Rousse that would have a Material Adverse Effect.

     (b) Except for the transactions contemplated hereby, which for the avoidance of doubt shall include entry into the EBRD Loan Amending Agreement and the transactions contemplated thereby, since the date of the Rousse Unaudited Financial Statements there has not been:

          (i) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect

          (ii) any waiver by Rousse of a valuable right or of a material debt owed to it;

          (iii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Rousse, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of Rousse (as such business is presently conducted and as it is proposed to be conducted);

          (iv) any material change or amendment to a material contract or arrangement by which Rousse or any of its assets or properties is bound or subject;

          (v) receipt of notice that there has been a loss of, or material order cancellation by, any customer of Rousse accounting for 15% or more of Rousse's revenue in the 12 month period ending October 31, 2000;

          (vi) any mortgage, pledge, transfer of a security interest in, or lien, created by Rousse, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

          (vii) the acquisition or disposition of any material asset of Rousse or any material debt incurred, disposed of or retired by Rousse, except related to Korten.

Section 4.16   No Misrepresentations

The  representations and warranties set forth in this  Article  4 and the Schedules thereto contain no untrue statement of a material fact and do not omit to state a material fact necessary in order to make the representations and warranties made, in the light of the circumstances under which they were made, not misleading. To the knowledge of Rousse Holding and Rousse, there has been disclosed to the BI Holders, EBRD and the Other DB Shareholders, pursuant to this Agreement or otherwise, all facts and circumstances that are material to Rousse's financial condition, results of operation, and business as now conducted, taken as a whole.


                           ARTICLE 5.
    REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRIBUTORS


Section 5.01   DB Contributors

Each DB Contributor, in respect of itself only, severally and not jointly with any other DB Contributor, represents and warrants to Rousse Holding, EBRD and Seaboard as set forth below:

     (a) Due Authorisation; Binding Agreement. Such DB Contributor has full power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party. All corporate action on the part of such DB Contributor and its officers, directors, employees, members, partners or shareholders necessary for the authorisation, execution and delivery of the Transaction Agreements to which it is a party, and the performance of all obligations of the DB Contributor thereunder has been taken. Each of the Transaction Agreements to which it is a party, when executed and delivered by the DB Contributor, assuming the due execution and delivery thereof by the other parties thereto, shall constitute a valid and legally binding obligation of the DB Contributor, enforceable against it in accordance with its terms, subject to: (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

     (b) Consents. No consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by such DB Contributor in connection with the execution, delivery and performance of the Transaction Agreements to which it is a party and the performance of the transactions contemplated thereby.

     (c) Shares Ownership. Such DB Contributor owns the number of registered shares in the capital of DB set forth opposite its name on Schedule 2.02, free and clear of any lien or encumbrance, other than the EBRD Liens. Immediately following the Closing, the Company will own all of the registered shares in the capital of DB previously owned by such DB Contributor, free and clear of any lien or encumbrance created by such DB Contributor, other than the EBRD Liens.

     (d) No Violation. The execution, delivery and performance of each of the Transaction Agreements to which it is a party by such DB Contributor do not and will not, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organisational documents of such DB Contributor or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such DB Contributor or any agreement, contract, mortgage, indenture, lease or other arrangement to which such DB Contributor is a party or by which such DB Contributor is bound or to which the assets of such DB Contributor are subject (including, without limitation, the Shareholders Agreement, dated July 29, 1998, as amended, among BI, Baarsma, BCEF and EBRD as shareholders of DB), or (ii) result in the creation of any lien or other encumbrance upon any of the capital stock of DB owned by such DB Contributor.

     (e) Liabilities and Financial Status. Such DB Contributor is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has such DB Contributor filed, nor does such DB Contributor contemplate the filing of, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against such DB Contributor, nor, to the best knowledge of such DB Contributor, is any such proceeding threatened or contemplated. As of the Closing Date, BCEF will have no liabilities.

Section 5.02   BI Holders

Each BI Holder, in respect of such BI Holder only, severally and not jointly with any other BI Holder, represents and warrants to Rousse Holding, EBRD and Seaboard as set forth below:

     (a) Due Authorisation; Binding Agreement. Such BI Holder has full power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party. All action on the part of such BI Holder necessary for the authorisation, execution and delivery of the Transaction Agreements to which it is a party, and the performance of all obligations of such BI Holder thereunder has been taken. Each of the Transaction Agreements to which it is a party, when executed and delivered by such BI Holder, assuming the due execution and delivery thereof by the other parties thereto, shall constitute a valid and legally binding obligation of such BI Holder enforceable against it in accordance with its terms, subject to:
          (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and
          (b) bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

     (b) Consents. Except as identified on Schedule 5.02, no consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by such BI Holder in connection with the execution, delivery and performance of the Transaction Agreements to which it is a party and the performance of the transactions contemplated thereby.

     (c) Shares Ownership. Such BI Holder owns the number of the issued shares of BI set forth next to his name on Schedule 3.02, free and clear of any lien or encumbrance, other than the EBRD Liens. Immediately following the Closing the Company will own all of the issued shares of BI owned by such BI Holder, free and clear of any lien or encumbrance created by such BI Holder, other than the EBRD Liens.

     (d)  No Violation.  Subject to obtaining the items listed in
          Schedule 5.02, the execution, delivery and performance of each of the Transaction Agreements to which it is a party by such BI Holder do not and will not, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such BI Holder or any agreement, contract, mortgage, indenture, lease or other arrangement to which such BI Holder is a party or by which such BI Holder is bound or to which the assets of such BI Holder are subject, or (ii) result in the creation of any lien or other encumbrance upon any of the capital stock of BI.

     (e) Liabilities and Financial Status. Such BI Holder is solvent, has not made a general assignment for the benefit of his creditors, and has not admitted in writing his inability to pay his debts as they become due, nor has such BI Holder filed, nor does he contemplate the filing of, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against such BI Holder, nor, to the best knowledge of such BI Holder is any such proceeding threatened or contemplated.
          Neither BI or any of its subsidiaries, nor DB or any of its subsidiaries, is indebted to such BI Holder, except as set forth on Schedule 1.03(b).

Section 5.03   Rousse Holding and Seaboard

Rousse Holding and Seaboard, severally and not jointly, each represent to each BI Holder, EBRD and each DB Contributor as set forth below:

     (a) Due Authorisation; Binding Agreement. Rousse Holding has full power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party. All corporate action on the part of Rousse Holding and its officers, directors, employees, members, partners or shareholders necessary for the authorisation, execution and delivery of the Transaction Agreements to which it is a party, and the performance of all obligations of Rousse Holding thereunder has been taken. Each of the Transaction Agreements to which it is a party, when executed and delivered by Rousse Holding, assuming the due execution and delivery thereof by the other parties hereto or thereto, shall constitute a valid and legally binding obligation of Rousse Holding, enforceable against it in accordance with its terms, subject to: (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

     (b) Consents. No consent, authorisation, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by Rousse Holding in connection with the execution, delivery and performance of the Transaction Agreements to which it is a party, and the performance of the transactions contemplated thereby.

     (c) Shares Ownership; Note. Rousse Holding owns 328,398 Rousse Shares, representing approximately ninety-six percent (96%) of the registered shares in the capital of Rousse, free and clear of any lien or encumbrance. Immediately following the Closing, the Company will own 328,398 Rousse Shares, representing approximately ninety-six percent (96%) of the registered shares in the capital of Rousse, free and clear of any lien or encumbrance created by Rousse Holding. SIF has transferred to the Company, with full title guarantee, the Sold Note. Rousse Holding owns the Seaboard Note, free and clear of any lien or encumbrance.

     (d) No Violation. The execution, delivery and performance of each of the Transaction Agreements to which it is a party by Rousse Holding do not and will not, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organisational documents ofRousse Holding, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Rousse Holding or any agreement, contract, mortgage, indenture, lease or other arrangement to which Rousse Holding is a party or by which Rousse Holding is bound or to which the assets of Rousse Holding are subject, or (ii) result in the creation of any lien or other encumbrance upon any of the capital stock of Rousse owned by Rousse Holding.

     (e) Liabilities and Financial Status. Rousse Holding has no liabilities. Rousse Holding is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Rousse Holding filed, nor does Rousse Holding contemplate the filing of, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Rousse Holding, nor, to the best knowledge of Rousse Holding, is any such proceeding threatened or contemplated.

Section 5.04   Seaboard

Seaboard  represents  to  each  BI  Holder,  EBRD  and  each   DB Contributor
as set forth below:

     (a) Due Authorisation; Binding Agreement. Seaboard has full power and authority to execute, deliver and perform itsobligations under this Agreement. All corporate action on the part of Seaboard and its officers, directors, employees, members, partners or shareholders necessary for the authorisation, execution and delivery of this Agreement, and the performance of all obligations of Seaboard hereunder has been taken. This Agreement, assuming the due execution and delivery hereof by the other parties hereto, constitutes a valid and legally binding obligation of Seaboard, enforceable against it in accordance with its terms, subject to: (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Seaboard Note is a valid and binding obligation of Seaboard.

     (b) Consents. No consent, authorisation, order or approval of(or filing or registration with) any governmental commission, board or other regulatory body or any other third party is required to be made, obtained or given by Seaboard in connection with the execution, delivery and performance of this Agreement, and the performance of the transactions contemplated thereby.

     (c) No Violation. The execution, delivery and performance of this Agreement by Seaboard do not and will not, with or without the giving of notice, lapse of time or both, violate, conflict with or constitute a default under any term or condition of (A) the organisational documents of Seaboard, or, (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seaboard or any agreement, contract, mortgage, indenture, lease or other arrangement to which Seaboard is a party or by which Seaboard is bound or to which the assets of Seaboard are subject.

     (d) Liabilities and Financial Status. Seaboard is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seaboard filed, nor does Seaboard contemplate the filing of, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Seaboard, nor, to the best knowledge of Seaboard, is any such proceeding threatened or contemplated.

Section 5.05   EBRD

EBRD   represents  and  warrants  to  Rousse  Holding,  each   DB
Contributor and Seaboard as set forth below:

     (a) Due Authorisation; Binding Agreement. EBRD has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. All corporate action on the part of EBRD necessary for the authorisation, execution and delivery of this Agreement, and the performance of all obligations of EBRD hereunder has been taken.

     (b) Shares Ownership. EBRD owns 34,000 registered shares in the capital of Domaine Boyar AD free and clear of any lien or encumbrance created by or through it.

     (c) No Violation. The execution, delivery and performance of this Agreement by EBRD do not and will not, with or without the giving of notice, lapse of time or both, violate, conflict with or constitute a default under any term or provision of the agreement establishing EBRD.


                           ARTICLE 6.
                        CERTAIN COVENANTS


Section 6.01   Conduct of Business of DB Pending the Closing

All rights and remedies arising under Section 6.01 of the Original Agreement shall survive and continue as though this Agreement had not been entered into.


Section 6.02   Conduct of Business of BI Pending the Closing

All rights and remedies arising under Section 6.02 of the Original Agreement shall survive and continue as though this Agreement had not been entered into.


Section 6.03   Conduct of Business of Rousse Pending the Closing

All rights and remedies arising under Section 6.03 of the Original Agreement shall survive and continue as though this Agreement had not been entered into.


Section   6.04     BCEF  Loan;  Intercreditor  and  Subordination
Agreements for BI Holders

At Closing, BCEF shall procure that its affiliate The Baring Central European Fund, L.P. shall (a) amend and restate its existing loan to DB, by entering into an agreement with the Company in the form attached as Exhibit H-1, (b) enter into an agreement regarding the subordination of such loan in the form of the agreement attached as Exhibit H-2, and (c) enter into an intercreditor agreement with Seaboard and the BI Holders in the form of the agreement attached as Exhibit C. At Closing, the BI Holders listed on Schedule 1.03(b) shall enter into an intercreditor agreement in the form of Exhibit C, and shall enter into an agreement regarding the subordination of the payments under the BI Shareholder Payment Agreements in the form of Exhibit M-2.


Section 6.05   Further Assurances

Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required to carry out the provisions hereof or to give effect to the Transactions (as defined in Section 7.01).


Section 6.06   Updated Schedules

The Schedules delivered pursuant hereto by each Contributor include all modifications, deletions and additions to the Schedules delivered by such Contributor pursuant to the Original Agreement (pursuant to Article 2, 3, 4, or 5 thereof, as applicable) that are necessary in order for such Schedules (a) to comply with the requirements of the Original Agreement on the date thereof, or (b) to reflect matters arising after the date thereof that, had they existed or been known to such Contributor on the date thereof, would have been required to be reflected on such Schedules. No amendment described in the foregoing clause
(a) shall limit or affect any of the parties' rights or obligations under the Original Agreement, which shall be based on the Schedules as they existed at the date of the Original Agreement without taking into account any such amendment. Amendments described in the foregoing clause (b) shall be deemed to have been made as of the date of the Original Agreement, and no matter disclosed pursuant to such amendment shall give rise to any right or remedy hereunder or under the Original Agreement.


                           ARTICLE 7.
                         CLOSING MATTERS


Section 7.01   Conditions to Each Party's Obligations

The  parties  other  than  EBRD acknowledge  that  the  following conditions  to  the  respective  obligations  of  each  party  to
consummate    the   transactions   contemplated    hereby    (the
"Transactions") have been satisfied:

     (a) Injunction. There is no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Transactions may not be consummated as provided in this Agreement.

     (b) Consents. All consents, authorisations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body and of any other third party required in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions have been obtained.

     (c) Auditors' Certificates. Such auditors' certificate or certificates as are required under Luxembourg law in connection with the issuance to the Contributors and to EBRD of Company Shares in accordance with the terms hereof have been obtained.

     (d) Opinion of Luxembourg Counsel. The parties have received, from Clifford Chance, Luxembourg, an opinion in form satisfactory to them.

Section 7.02   Conditions to Obligations of Rousse Holding

Rousse  Holding acknowledges that the conditions in the  Original
Agreement to its obligations to consummate the Transactions have been satisfied or waived.


Section 7.03   Conditions to Obligations of the BI Holders

The  BI  Holders acknowledge that the conditions in the  Original
Agreement to their obligations to consummate the Transactions have been satisfied or waived.


Section  7.04    Conditions to the Obligations of  the  Other  DB
Shareholders

The  Other DB Shareholders acknowledge that the conditions in the
Original  Agreement  to  their  obligations  to  consummate   the
Transactions have been satisfied or waived.


Section 7.05   Conditions to Obligations of Seaboard

Seaboard   acknowledges  that  the  conditions  in  the  Original
Agreement to its obligations to consummate the Transactions have been satisfied or waived.


                           ARTICLE 8.
                      ADDITIONAL COVENANTS


Section 8.01   Korten

After the Closing Date, Rousse shall continue the defense of the litigation identified on Schedule 4.05 with respect to the
rightful ownership of Korten (the "Korten Litigation").   In  the
event of the entry of a final, non-appealable judgment in the Korten Litigation that impairs Rousse's good title to Korten or impairs the use of Korten by Rousse, Seaboard will undertake to cause such title defect or impairment to be removed, and if it is not removed within one year from the date of such judgment shall pay to Rousse any actual damages (not to exceed the depreciated book value of Korten on the books of Rousse) that Rousse incurs as a result of such title defect or impairment. If Seaboard and the Company do not mutually agree to the amount of such damages, either party may initiate dispute resolution proceedings as provided in Section 12.02. It is recognised that Rousse will be leasing from Summit Enterprises AD certain equipment for Korten, pursuant to a lease having principal economic terms consistent with those summarised on Schedule 8.01 (the "Korten Equipment Lease"). If, as a consequence of the matters that are the subject of the Korten Litigation, Rousse no longer has the right to operate Korten and Seaboard is not otherwise able to provide Rousse the benefits of such operation, the Korten Equipment Lease shall terminate with respect to those assets that are subject to the Korten Equipment Lease and that the Company cannot use or reasonably determines that it has no business use for. The provisions of this Section 8.01 are in lieu of any other right or remedy hereunder against Seaboard or Rousse Holding in connection with the Korten Litigation.

Section 8.02   Seaboard Loan

At or prior to the Closing, Seaboard shall make a loan to enable Rousse to pay off Rousse's drawn indebtedness (excluding any guarantees) as of the Closing Date to SG Expressbank pursuant to an agreement in the form of Exhibit N-1, and the Company shall guarantee the repayment of such loan pursuant to a Guarantee in the form of Exhibit N-2. Seaboard shall as of the Closing Date
(a) enter into an agreement regarding the subordination of Rousse's and the Company's indebtedness to Seaboard under such agreements in the form of the agreement attached as Exhibit N-3, and (b) enter into an intercreditor agreement with The Baring Central European Fund, L.P. and the BI Holders in the form of Exhibit C.

Section 8.03   Withholding Tax

Seaboard  shall  pay  any  charges of withholding  tax  due  with
respect   to  past  or  pre-Closing  Date  management   fees   or
intercompany interest relating to Rousse.

Section 8.04   Temporary Import

Seaboard shall pay any excise taxes, value added taxes or other charges, related to the temporary import of the wine identified on Schedule 8.04 by Rousse, in excess of the gross profit obtained by the Company from the sale of such wine. If the custom bonds issued by SG Expressbank in favor of Rousse and guaranteed by Seaboard are drawn against, Seaboard will make the payments required under its guarantee.

Section 8.05   Certain Rights

The parties acknowledge and agree that all rights and benefits arising under that certain Agreement, dated August 10, 1998, between Seaboard and The Bulgarian State (the "Bulgarian Agreement"), relating to the issuance of Rousse Shares to Seaboard and assurances regarding the liabilities of Rousse, are solely for the benefit of Seaboard and that if any benefit thereunder should accrue to Rousse after the Closing the parties will take all actions necessary to transfer such benefit to Seaboard; provided, however, that if Seaboard receives a payment under the Bulgarian Agreement by reason of a liability to which Rousse is subject when the Rousse Shares are contributed to the Company, Seaboard will remit such payment to Rousse when and if Rousse pays such liability.


                           ARTICLE 9.
                  SURVIVAL AND INDEMNIFICATION


Section 9.01   Survival

The representations and warranties in Articles 2, 3 and 4 hereof shall survive until July 31, 2001, and the representations and warranties in Article 5 hereof shall survive until the first anniversary of the Closing Date.

Section 9.02   Indemnification

Each Contributor, Seaboard and EBRD shall indemnify and hold the Company, the other Contributors and EBRD and their respective shareholders, members, partners, employees, directors or officers wholly harmless from and against all expenses (including reasonable professional fees and expenses), losses, costs, deficiencies, liabilities and damages (collectively, "Losses")
arising out of or resulting from (i) any breach of a representation or warranty made by such Contributor (or EBRD or
Seaboard, as the case may be) in Article 5 (and, in the case of Margarit Todorov ("Todorov"), Section 11.21) hereof (if the claim for such indemnification is made prior to October 10, 2001), (ii) any material breach of any covenant of such Contributor (or Seaboard) herein, and (iii) any capital tax incurred in Luxembourg in connection with the contribution of such Contributor or EBRD to the capital of the Company.

Section 9.03   Procedure for Indemnification - Third Party Claims

     (a)  Promptly after receipt by an indemnified party under Section
          9.02 of notice of the commencement of any demand, claim or proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under Section 9.02, give notice to the indemnifying party of the commencement of such claim within 20 days of the notice of such demand, claim or proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any proceeding referred to in this Section 9.03 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such proceeding and outside counsel for the indemnified party reasonably determines in good faith that joint representation would be inappropriate due to an actual or potential conflict of interest or differing defenses), to assume the defense of such proceeding with counsel acceptable to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding. If the indemnifying party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless
          (A) there is no finding or admission of any violation of law or any violation of the rights of any indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement (or, in the case of EBRD, for any reason in its sole discretion), the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding. The indemnifying party will not be bound by any determination of a proceeding so defended nor any compromise or settlement effected without its consent (which may not be unreasonably withheld).

Section 9.04   Procedure for Indemnification- Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                           ARTICLE 10.
              ADJUSTMENTS IN CERTAIN CIRCUMSTANCES


Section 10.01  Definition and Purpose

For the purpose of this Article 10, "Contributed Company" means BI, DB or Rousse. For the purposes only of this Article 10 EBRD shall be treated as if a "Contributor". The adjustments provided for in this Article 10 constitute liquidated damages agreed to by the parties. The method of adjustment provided in this Section is not intended by the Contributors to imply a fair market value for the Company on the Closing Date.

Section 10.02  Adjustments for Misrepresented Share Ownership

     (a) If anything shall come to the attention of a Contributor that causes such Contributor to believe that the capital stock of a Contributed Company was not owned on the date hereof as represented herein, or contributed to the Company as required hereby, then such Contributor may give notice thereof to the other Contributors. Such notice must be given before the first anniversary of the Closing Date.

     (b) If it is established, by unanimous agreement of the parties or by mediation or arbitration pursuant to Section 11.02, that a Contributor (or BI with respect to the shares of DB held by it) did not own, or did not contribute to the Company, free and clear of all liens and encumbrances (other than the EBRD Liens), the registered shares or authorized and issued shares, as the case may be, in the capital of a Contributed Company (representing the percentage ownership of such Contributed Company) that such Contributor (or BI with respect to the shares of DB held by it) represented herein was owned by it and that such Contributor was required to contribute to the Company, and has not cured such failure or provided to the Company the beneficial ownership of all such shares, then the number of Common Shares to be issued or that have been issued to such Contributor shall be reduced, pursuant to the methodology set forth on Exhibit J hereto. Such reduction shall be effective as of the time the required adjustment is established. In the event that any Adjustment Shares are required to be transferred by the BI Holders, such obligation shall be joint and several.

Section 10.03  Adjustments for Business Misrepresentations

     (a) If anything shall come to the attention of a Contributor that causes such Contributor to believe that facts or circumstances existed at the Closing Date that caused one or more of the representations and warranties of another Contributor in Articles 2, 3 or 4 hereof not to be true and correct on the Closing Date, and that such facts and circumstances, considered in the aggregate, are reasonably likely to result in costs, expenses or liabilities to the Company, BI, DB, and Rousse, taken as a whole, that exceed, by at least $1,000,000, the costs, expenses and liabilities disclosed by such other Contributor herein with respect to a Contributed Company (subject to Section 10.03(c) in the case of BI as a Contributed Company), then the Contributor having such belief shall give notice thereof to the other Contributors. Such notice must be given before July 31, 2001, and is referred to as an "Adjustment Notice."

     (b)  To the extent that it is established, by unanimous agreement of the
          parties, or by mediation or arbitration pursuant to Section    11.02,
          that, as asserted in an Adjustment Notice, a Contributed Company has undisclosed costs, expenses and liabilities in excess of $1,000,000 ($1,000,000 plus the amount of such excess being referred to as the "Loss," for that Contributed Company, except (i) that in no event shall the aggregate Loss with respect to a Contributed Company exceed
          $5,000,000, and (ii) as provided in Section     10.03(c) with respect
          to BI), and such Loss has not been cured or alleviated by the Contributor making the misrepresentation to the reasonable satisfaction of the other Contributors, then the number of Common Shares to be issued or that have been issued to the Contributor or Contributors making the misrepresentation shall be reduced by a number of Common Shares (the "Adjustment Shares") determined by dividing the Loss by US $50 million and multiplying the result by 5,000,000 (with the number 5,000,000 in the foregoing being adjusted proportionally upon any stock split, stock dividend, or reverse stock split of the Company's Common Shares).

     (c) With respect to BI as a Contributed Company, the following shall apply:

          (i)   "BI Parent" means BI disregarding BI's "Subsidiaries"
                (as defined in Article 3); "BI Subs" means BI's "Subsidiaries" (as defined in Article 3); and "Undisclosed Items" means undisclosed costs, expenses and liabilities.

          (ii) An Adjustment Notice may be given if a Contributor believes the Undisclosed Items of the BI Subs exceed $100,000.

          (iii) If, as established pursuant to Section 10.03(b), the Undisclosed Items of the BI Subs are in excess of $100,000, then $100,000 plus the amount of such excess shall be a "Loss" for BI,regardless of the Undisclosed Items of BI Parent.

          (iv) For the avoidance of doubt, the following table shows examples of the operation of the foregoing:


                                                 Aggregate Loss
                BI Subs           BI Parent          Used in
              Undisclosed        Undisclosed       Adjustment
                 Items              Items        Formula for BI
                                                as a Contributed
                                                     Company

               $ 90,000           $  900,000           -0-
               $200,000               -0-          $  200,000
               $ 90,000           $1,010,000       $1,100,000
               $200,000           $  900,000       $1,100,000


     (a) The Adjustment Shares shall be distributed to the Contributors other than the Contributor or Contributors making the misrepresentation in the ratios set out in the following table taken from the column corresponding to the Contributed Company incurring the Loss. In the event that any Adjustment Shares are required to be transferred by the BI Holders, such obligation shall be joint and several.




                                       Ratio In Which to Apportion
                                   Adjustment Shares in Event of a Loss at:

                                         BI         Rousse        DB

          Rousse Holdings                44.90%                  76.54%
          BI Holders (in respect of DB)  27.74%       40.28%
          BI Holders (in respect of BI)               19.99%     23.46%
          BCEF                           17.84%       25.91%
          EBRD                            4.76%        6.91%
          Baarsma                         4.76%        6.91%
                                        100.00%      100.00%    100.00%


Adjustments hereunder affecting the BI Holders shall be apportioned among them in proportion to their holdings of BI Shares immediately prior to the Closing. In the event of a Loss relating to DB, the adjustments hereunder will be apportioned among the DB Contributors in proportion to their respective direct and indirect interests in DB immediately prior to the Closing.

Section 10.04  Adjustments for Certain Matters Relating to BI

     (a) For the purposes hereof, all expenses (including reasonable professional fees and expenses), losses, costs, deficiencies, liabilities and damages incurred by the Company or any of its subsidiaries by reason of either or both of the following matters are referred to collectively as "Special BI Losses":

          (i)  The litigation involving Mr. Tiko Alalouff referred to on
               Schedule 3.05, and any matters relating thereto, but only if (x) judgment is given in favor of Mr. Alalouff, or (y) Mr. Alalouff's claim is settled on terms that involve the payment to him in respect of his claim of an amount that exceeds $30,000.

          (ii) Capital gains tax due in respect of any disposal or deemed disposal of shares in connection with the reorganization of BI and the creation of DB that occurred in July and August of 1998.

     (b) Upon each incurrence of a Special BI Loss, the number of Common Shares to be issued or that have been issued to the BI Holders shall be reduced by a number of Common Shares (the "Special BI Adjustment Shares") determined by dividing such Special BI Loss by US $50 million and multiplying the result by 5,000,000 (with the number 5,000,000 in the foregoing being adjusted proportionally upon any stock split, stock dividend, or reverse stock split of the Company's Common Shares).

     (c) The Special BI Adjustment Shares shall be distributed to the other Contributors in the ratios set out in the table in Section 10.03(d) in the applicable column for BI. In the event that any Special BI Adjustment Shares are required to be transferred by the BI Holders, such obligation shall be joint and several.

     (d)  Adjustments hereunder shall be apportioned among the BI
          Holders in proportion to their holdings of BI Shares immediately prior to the Closing.


                           ARTICLE 11.
                          MISCELLANEOUS


Section 11.01  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England.

Section 11.02  Dispute Resolution

Each of the parties hereto agrees that any claim or controversy arising out of or relating to this Agreement shall be resolved pursuant to the procedures in Exhibit I hereto.

Section 11.03  EBRD's Privileges and Immunities

Nothing in this Agreement or any agreement contemplated hereby shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing European Bank for Reconstruction and Development, international convention or any applicable law.

Section 11.04  Successors and Assigns

The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto, and the rights, remedies and entitlements of the parties under this Agreement may not be assigned in full or in part without the consent of the other parties.

Section 11.05  Entire Agreement

This Agreement (including the Exhibits and Schedules attached hereto), the other Transaction Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

Section 11.06  Amendment

This Agreement may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by the parties. No party has entered into this Agreement in reliance on any representation or warranty, except as set forth in this Agreement. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude the exercise of any other right, remedy, power or privilege nor shall it exhaust the same or constitute a waiver of any other right, remedy, power or privilege provided herein.

Section 11.07  Notices

All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or delivery by a recognized international courier service, or otherwise delivered by hand or by messenger, addressed as set forth on Schedule 11.07 attached hereto with respect to each of the parties.

Section 11.08  Payment of Fees and Expenses

Subject to Section 5.13 of the Amended and Restated Loan Agreement attached hereto at Exhibit F, the parties and BI shall pay their own fees and expenses, including their own professional fees, incurred in connection with the Transactions; provided, however, that promptly following the Closing Date, the Company
(a) shall pay BCEF an aggregate amount of $100,000, as reimbursement for its transaction costs and a fee, and (b) shall pay to BCEF the reasonable costs of its advisors in connection with the services performed by or coordinated through the London office of PricewaterhouseCoopers for tax, structuring and corporate advice for the benefit of all parties (including the advice of Luxembourg counsel). To the extent the amount paid by BI for professional fees, costs, expenses and disbursements, including value added tax ("VAT") payable thereon (less VAT credit received by BI) exceeds $100,000, the amount of the excess shall reduce the aggregate amount payable under Section 2(d) of the BI Shareholder Payment Agreements.

Section 11.09  Construction of Certain Terms

The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words "including," "include" or "includes" are used in this Agreement, they shall be deemed followed by the words "without limitation." References to any gender shall be deemed to mean any gender.

Section 11.10  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 11.11  Remedies Cumulative; Waiver

Except as provided in Section 8.01, no right or remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other right and remedy referred to above or otherwise available to a party at law or in equity; provided, however, that the provisions of
Article 10 hereof are the sole remedies hereunder for breaches of the representations and warranties in Articles 2, 3 and 4 hereof, and any right of rescission arising therefrom or any right to claim damages or other relief in equity, tort, contract and/or under the Misrepresentation Act 1967 (save in the case of fraud) is expressly waived. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default.

Section 11.12  No Partnership or Agency

Nothing contained in this Agreement is to be construed as creating a partnership between any of the parties. Save as provided in Section 11.22 nothing contained in this Agreement is to be construed so as to constitute any party the agent of the other for any purpose.

Section 11.13  Joint and Several Obligations

Save as otherwise provided herein, all obligations in this Agreement are several and not joint.

Section 11.14  English Language

This  Agreement  is  drawn up in the English language.   If  this
Agreement is translated into another language, the English language text prevails.

Section 11.15  Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement.

Section 11.16  Severability

Should any provision of this Agreement, for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to any party or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

Section 11.17  Timely Performance

Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

Section 11.18  United States Dollars

All references to "dollars" or "($)" in this Agreement are to United States dollars.

Section 11.19  Disclosure

Any  matter  disclosed  on  any Schedule  delivered  pursuant  to
Article 2, 3, or 4 hereof shall be deemed disclosed for purposes of all of the representations and warranties in that Article. Each Contributor and Seaboard shall be deemed to have disclosed, pursuant to Sections 2, 3, 4 or 5 as applicable, to each other Contributor (and to Seaboard, whether or not it is a Contributor) and to EBRD all matters of which any employee, counsel or financial advisor of such other Contributor has knowledge.

Section 11.20  Publicity

The parties agree that any public announcement or other disclosure to a third party regarding this Agreement shall be subject to the prior written approval of Rousse Holding, EBRD, Todorov and BCEF, provided that (i) BCEF shall be entitled to disclose the contents of this Agreement to its investors (subject to confidentiality restrictions), (ii) each of the parties shall be entitled to disclose the contents of this Agreement to parties with a legitimate interest who have executed a confidentiality agreement, and (iii) EBRD may disclose such documents, information and records regarding the Company (and its subsidiaries) and this transaction as EBRD reasonably deems appropriate in connection with any dispute involving the Company or the other parties to preserve or enforce any of EBRD's rights under this Agreement or any agreement contemplated hereby and on a confidential basis to EBRD's directors, officers, staff and advisors.

Section 11.21  Action by BI Holders

Every decision to be made, or waiver, approval or agreement to be given, by the BI Holders under this Agreement shall be deemed made or given unanimously by them, and shall bind all of them, if and only if made or given by Todorov. Without limiting his representations and warranties in Section 12.16 of the Original Agreement, or any right or remedy in the Original Agreement with respect thereto, all of which shall continue to have the effect provided for in the Original Agreement, as though this Agreement had not been entered into, by his execution and delivery hereof Todorov represents and warrants to all the parties hereto that he has been duly authorized, by one or more instruments (duly executed original copies of which had been delivered to the Contributors), to execute and deliver this Agreement on behalf of each BI Holder, and that, upon his execution and delivery hereof on their behalf, this Agreement is the valid and legally binding obligation of the BI Holders.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Contribution Agreement on the Closing Date.

SOMERSET LIMITED

By:    /s/ DAVID BECKER

Name:  DAVID BECKER

Title: Attorney-in-Fact


BARING CENTRAL EUROPEAN
INVESTMENTS B.V.

By:    /s/ WILLIAM R. WATSON

Name:  WILLIAM R. WATSON

Title: Attorney-in-Fact



BAARSMA'S HOLDING B.V.

By:    /s/ MARGARIT TODOROV

Name:  MARGARIT TODROV

Title: Attorney-in-Fact



SEABOARD CORPORATION

By:    /s/ DAVID BECKER

Name:  DAVID BECKER

Title: Attorney-in-Fact





EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:    /s/ SHEVKI ACUNER

Name:  SHEVKI ACUNER

Title: Authorized Signer




(signatures for BI Holders on attached page(s))



Signature Page to Amended and Restated Contribution Agreement, dated December 29, 2000, Among Seaboard Corporation, Somerset Limited, The Shareholders of Boyar International Limited, Baarsma's Holding B.V., Baring Central European Investments B.V., and European Bank for Reconstruction and Development







   /s/   Margarit Slavov Todorov
Margarit Slavov Todorov, individually and as attorney
or each of Vladimir Filipov Ichpekov, Malcolm John Rowe
Nikolai Milenov Beshkov, Nikolai Konstantinov Boninski,
Hristo Ivanov Karabaliev,  Kolio Tonchev Fakirev,
Georgi Valchev Radichev, Krassimir Danev Avramov,
Tanio Georgiev Mitev



The  following Exhibits and Schedules to the Amended and Restated
Contribution Agreement have been omitted. The Company agrees to furnish to the Commission supplementally a copy of any such omitted Exhibit or Schedule upon request.


                        LIST OF EXHIBITS

Exhibit A           Charter

Exhibit B           Omitted

Exhibit C           Form of Intercreditor Agreement

Exhibit D           Certain Definitions

Exhibit E           Form of Shareholders' Agreement

Exhibit F           EBRD Loan Agreement and Restatement Agreement
                    with Amended and Restated EBRD Loan Agreement
                    as Schedule [   ] thereto.

Exhibit G           Knowledge

Exhibit H-1         Form of BCEF Loan Agreement

Exhibit H-2         Form of BCEF Subordination Agreement

Exhibit I           Arbitration Procedures

Exhibit J           Adjustment Methodology

Exhibit K           BI Holders

Exhibit L           Omitted

Exhibit M-1         Form of BI Shareholder Payment Agreement

Exhibit M-2         Form of BI Holder Subordination Agreement

Exhibit N-1         Form of Seaboard Loan Agreement

Exhibit N-2         Form of Guarantee of Seaboard Loan Agreement

Exhibit N-3         Form of Seaboard Subordination Agreement

Exhibit O           Form of Class C Repurchase Agreement

Exhibit P           Form of Expense Letter



                        LIST OF SCHEDULES


  SCHEDULE                   DOCUMENT DESCRIPTION

Schedule 1.02(b)      Intercompany Debt"

Schedule 1.02(d)      EBRD Liens.

Schedule 1.03(b)      Payees   and   Amounts  Under  Boyar  International
                      Shareholder Payment Agreements

Schedule 2.01 - 2.13  Domaine Boyar Disclosure Schedules

Schedule 3.01 - 3.15  Boyar International Disclosure Schedules

Schedule 4.01 - 4.13  Vinprom Rousse Disclosure Schedules

Schedule 8.01         Korten Equipment Lease

Schedule 8.04 Seaboard tax obligations related to the temporary import of the wine by Rousse, in excess of the gross profit obtained by the Company from the sale of such wine

Schedule 11.07        Notice Addresses